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                                     AMENDMENT TO

                                 ASSIGNMENT AGREEMENT

This is an Amendment dated August 26, 1997 ("AMENDMENT") to that certain Assignment Agreement dated as of July 14, 1997 ("ASSIGNMENT AGREEMENT") between TWENTIETH CENTURY FOX FILM CORPORATION, a Delaware corporation ("FOX"), on the one hand, and CINERGI PRODUCTIONS INC. now named CINERGI PICTURES ENTERTAINMENT INC., a Delaware corporation ("CPEI") and CINERGI PRODUCTIONS N.V. INC., a Delaware corporation ("CPNV"), previously known as CINERGI PRODUCTIONS N.V., on the other hand (collectively, "CINERGI"), with respect to "DIE HARD WITH A VENGEANCE" f/k/a "DIE HARD 3" ("PICTURE")

    Fox and Cinergi wish to amend the insurance provision of the Assignment Agreement. Therefore, in consideration of the following covenants and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


1. Paragraph 14. of the Assignment Agreement is hereby amended so that the obligation of Cinergi to maintain directors and officers insurance will be reduced to coverage in the amount of $500,000.

2. Except as expressly amended by this Amendment, the Assignment Agreement shall remain in full force and effect. This Amendment shall in all respects be governed by the law of the State of California applicable to agreements executed in and to be wholly performed within the State of California.

The parties have signed this Amendment to the Assignment Agreement as of the day and year first written above.


CINERGI PICTURES ENTERTAINMENT              TWENTIETH CENTURY FOX FILM
INC.                    ("CPEI")            CORPORATION
                                                                   ("Fox")


By /s/ WARREN BRAVERMAN                    By /s/ ROBERT B. COHEN
   -------------------------------            ------------------------------
   Title  Executive Vice President            Robert B. Cohen
                                              Title  Executive Vice President
                                                     Legal Affairs

CINERGI PRODUCTIONS N.V. INC.
                         ("CPNV")


By /s/ RANDOLPH M. PAUL
   ----------------------------
   Randolph M. Paul
   Title  Senior Vice President



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